Exhibit 99.1

Shift Closes Merger with CarLotz, Creating a Differentiated Used Omnichannel Auto Retailer, and Announces Shift Board of Directors Changes

SAN FRANCISCO, December 9, 2022 – Shift Technologies, Inc. (Nasdaq: SFT), a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience, has closed its merger with CarLotz, Inc. (Nasdaq: LOTZ), a leading consignment-to-retail used vehicle marketplace. The combined company will continue to trade on Nasdaq under the ticker SFT.

CarLotz shareholders at the effective time of the merger will receive approximately 0.705 shares of Shift common stock for each share of CarLotz common stock, or approximately 84.4 million shares of Shift common stock in the aggregate. Shift will also assume certain warrants and stock-based compensation awards. In connection with the closing, Jason Krikorian and Manish Patel resigned from the Shift Board of Directors, and Kimberly H. Sheehy, James E. Skinner, and Luis Ignacio Solorzano joined the Shift Board of Directors.

“On behalf of the Board and entire team at Shift, we’d like to thank Jason and Manish for their endless support, advice, and mentorship over the years,” said Jeff Clementz, Shift’s CEO. “While we will miss their presence on the Board, we’re excited to welcome three new members to help us build a winning, profitable future for Shift.”

Mr. Clementz continued, “As we welcome new members from CarLotz to our team, I’d like to thank Lev, Ozan, and the rest of the CarLotz management team for partnering with us through a successful close. We look forward to combining the best assets from both companies to create a leading destination for used auto retail, allowing consumers to shop and buy cars seamlessly however they prefer, online or in-store.”

Shift is advised by Centerview Partners and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC., as financial advisors and Jenner & Block LLP as legal counsel. CarLotz is advised by William Blair & Company as financial advisor and Freshfields Bruckhaus Deringer US LLP as legal counsel.

About Shift

Shift is a leading end-to-end auto ecommerce platform transforming the used car industry with a technology-driven, hassle-free customer experience. Shift’s mission is to make car purchase and ownership simple — to make buying or selling a used car fun, fair, and accessible to everyone. Shift provides comprehensive, digital solutions throughout the car ownership lifecycle, enabling customers to purchase a vehicle online with financing and vehicle protection products, and a vision to provide high-value support services during car ownership. For more information please visit www.shift.com.

About CarLotz

CarLotz operates a consignment-to-retail used vehicle marketplace that provides its corporate vehicle sourcing partners and retail sellers of used vehicles with the ability to easily access the retail sales channel. CarLotz’s mission is to create the world’s greatest vehicle buying and selling experience. The Company operates a technology-enabled buying, sourcing, and selling model that offers an omni-channel experience and diverse selection of vehicles. CarLotz’s technology provides its corporate vehicle sourcing partners with real-time performance metrics and data analytics, along with custom business intelligence reporting that enables vehicle triage optimization between the wholesale and retail channels.

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements, including those regarding the timing and consummation of the transactions described herein, involve risks and uncertainties. Shift’s experience and results may differ materially from the experience and results anticipated in such statements. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the ability of the combined company to retain and hire key personnel; (2) unexpected costs, charges or expenses resulting from the transaction; (3) potential adverse reactions or changes to business relationships resulting from the completion of the transaction; (4) the combined companies’ ability to achieve the synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (5) legislative, regulatory and economic developments. Other factors that might cause such a difference include those discussed in Shift’s filings with the SEC, which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and the joint proxy statement/prospectus on Form S-4 filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward looking statements disclosure contained in Shift’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by federal securities laws and rules and regulations of the SEC, Shift and CarLotz undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact

press@shift.com